Exhibit 99.1

#13-10

News Release CONTACT: Greg Powell Vice President, Investor Relations B/E Aerospace (561) 791-5000 ext. 1450

B/E AEROSPACE SECOND QUARTER 2013 RESULTS EXCEED EXPECTATIONS;
RAISES 2013 GUIDANCE

WELLINGTON, FL, July 23, 2013 – B/E Aerospace, Inc. (NASDAQ: BEAV), the world’s leading manufacturer of aircraft cabin interior products and the world’s leading distributor of aerospace fasteners and consumables, today announced second quarter 2013 financial results.

SECOND QUARTER 2013 HIGHLIGHTS VERSUS SECOND QUARTER PRIOR YEAR

•	Revenues increased 11 percent.

•	Operating earnings increased 15 percent, and operating margin of 18.7 percent increased 80 basis points.

•	Earnings per diluted share increased 29 percent.

•	The Company raised its full-year 2013 guidance by $0.05 per share to $3.50 per diluted share.

SECOND QUARTER CONSOLIDATED RESULTS

Second quarter 2013 revenues of $850.3 million increased $82.2 million, or 10.7 percent, as compared with the prior year period.

Second quarter 2013 operating earnings were $158.7 million, an increase of 15.2 percent, and operating margin of 18.7 percent increased 80 basis points as compared to the prior year period.  The growth in operating earnings and the improvement in operating margin occurred primarily as a result of operating leverage at the higher revenue level and ongoing operational efficiency initiatives.

Second quarter 2013 net earnings and earnings per diluted share were $92.4 million and $0.89 per share, increases of 29.8 percent and 29.0 percent, respectively, as compared with the prior year period.

Commenting on the Company’s second quarter 2013 performance, Amin J. Khoury, Chairman and Chief Executive Officer of B/E Aerospace said, “Today we reported second quarter 2013 results which included record quarterly revenues, bookings, operating earnings, operating margin, net earnings, and EPS.  Our revenue growth continues to be driven primarily by the strong new aircraft delivery cycle.  Approximately 60 percent of second quarter revenues was driven by demand for products for new-buy aircraft.  Demand for premium seating products and food and beverage preparation and storage equipment associated with robust wide body aircraft deliveries was particularly strong.  In addition, orders at our consumables management segment and in our commercial aircraft spares business marked a solid upturn during the quarter as compared with the prior year period.”

SECOND QUARTER SEGMENT RESULTS

The following is a tabular summary and commentary of revenues and operating earnings by segment for the three months ended June 30, 2013 and 2012:

	REVENUES
	($ in millions)
Segment	2013	2012	% Change
Commercial aircraft	$431.2	$392.3	9.9%
Consumables management	312.7	286.6	9.1%
Business jet	106.4	89.2	19.3%
Total	$850.3	$768.1	10.7%

	OPERATING EARNINGS
	($ in millions)
Segment	2013	2012	% Change
Commercial aircraft	$79.7	$69.9	14.0%
Consumables management	61.3	55.5	10.5%
Business jet	17.7	12.4	42.7%
Total	$158.7	$137.8	15.2%

Second quarter 2013 commercial aircraft segment (CAS) revenues increased 9.9 percent while operating earnings of $79.7 million increased 14.0 percent as compared with the prior year period, and operating margin of 18.5 percent expanded 70 basis points, due to operating leverage at the higher revenue level and ongoing operational efficiency initiatives.

Second quarter 2013 consumables management segment (CMS) revenues increased 9.1 percent while operating earnings of $61.3 million increased 10.5 percent, and operating margin of 19.6 percent expanded 20 basis points as compared with the prior year period.

Second quarter 2013 business jet segment (BJS) revenues increased 19.3 percent while operating earnings of $17.7 million increased 42.7 percent as compared with the prior year period.  Operating margin of 16.6 percent expanded 270 basis points as compared with the prior year period, reflecting the increase in revenues, an improved mix of revenues and ongoing operational efficiency initiatives.

SIX MONTH CONSOLIDATED RESULTS

For the six months ended June 30, 2013, revenues of $1.7 billion increased 11.7 percent as compared with the prior year period.

For the six months ended June 30, 2013, operating earnings of $312.3 million increased 16.7 percent as compared with the prior year.  Operating margin in the current period of 18.5 percent expanded 80 basis points as compared with the prior year period.

For the six months ended June 30, 2013, net earnings and earnings per diluted share were $182.3 million and $1.76 per share, increases of 30.2 percent and 29.4 percent, respectively, as compared with the prior year period.

SIX MONTH SEGMENT RESULTS

The following is a tabular summary and commentary of revenues and operating earnings by segment for the six months ended June 30, 2013 and 2012:

	REVENUES
	($ in millions)
Segment	2013	2012	% Change
Commercial aircraft	$851.2	$767.0	11.0%
Consumables management	639.4	573.4	11.5%
Business jet	201.9	175.0	15.4%
Total	$1,692.5	$1,515.4	11.7%

	OPERATING EARNINGS
	($ in millions)
Segment	2013	2012	% Change
Commercial aircraft	$153.9	$135.4	13.7%
Consumables management	126.1	107.3	17.5%
Business jet	32.3	24.9	29.7%
Total	$312.3	$267.6	16.7%

For the six months ended June 30, 2013, CAS operating earnings of $153.9 million increased 13.7 percent as compared with the prior year period.  Operating margin of 18.1 percent expanded 40 basis points as compared with the prior year period, due to operating leverage at the higher revenue level and ongoing operational efficiency initiatives.

For the six months ended June 30, 2013, CMS operating earnings of $126.1 million increased 17.5 percent, and operating margin of 19.7 percent expanded 100 basis points as compared with the prior year period.

For the six months ended June 30, 2013, business jet segment operating earnings of $32.3 million increased 29.7 percent as compared with the prior year period. Operating margin of 16.0 percent expanded 180 basis points, reflecting the increase in revenues, an improved mix of revenues and ongoing operational efficiency initiatives.

LIQUIDITY AND BALANCE SHEET METRICS

Free cash flow of $39.6 million in the second quarter of 2013 reflects capital expenditures of approximately $30.6 million to support the Company’s record total backlog, both booked and awarded but unbooked, of approximately $8.4 billion.  As of June 30, 2013, cash was $572 million, net debt, which represents total long term debt of $1.96 billion less cash, was $1.39 billion and the Company’s net debt-to-net capital ratio was 37.1 percent.

BOOKINGS/BACKLOG

Bookings during the second quarter of 2013 were strong at approximately $880 million, a quarterly record, and reflect a book-to-bill ratio of 1.04 to 1. Bookings during the quarter were driven by demand for premium seating products and food and beverage preparation and storage equipment associated with strong wide body aircraft demand, a solid uptick in orders at the consumables management segment and a significant uptick in commercial aircraft spares orders.

Strong quarterly bookings for our consumables management segment included several awards from major global OEMs and their subcontractors, Airbus, AgustaWestland, Bombardier, Korean Airlines, United Technologies and other manufacturers to provide aerospace fasteners and consumables, and enhanced logistical services.  These programs include renewals and contract extensions valued at approximately $200 million plus new business wins valued at approximately $100 million.

OUTLOOK

Commenting on the Company’s outlook, Mr. Khoury concluded, “As a result of the strong first half results and our expectation for continued strong operating results, today we raised our full-year 2013 guidance by $0.05 per share to $3.50 per diluted share which represents an increase of approximately 24 percent as compared to 2012 EPS. Our total backlog, both booked and awarded but unbooked, of approximately $8.4 billion, our expectation for a 10 percent compound annual growth rate (CAGR) in wide-body aircraft deliveries over the next three years, our expectation of strong revenue growth from our supplier furnished equipment (SFE) program deliveries, the expectation for continued growth in global passenger travel, and the attendant increases in capacity, all provide a basis for our expectation of a double-digit revenue CAGR over the 2013-2015 time period.”

The Company’s 2013 financial guidance is as follows:

•
The Company expects continued strong bookings in 2013 driven by the robust wide-body aircraft delivery outlook, bookings from prior SFE awarded programs, and a modest recovery in aftermarket demand, and expects to end the year with a book-to-bill ratio in excess of 1 to 1.

•
The Company expects 2013 EPS of $3.50 per diluted share.  The EPS guidance of $3.50 per diluted share represents an increase of approximately 24 percent as compared with 2012 EPS of $2.83 per diluted share (2012 EPS of $2.83 adjusted to exclude 2012 debt prepayment costs).  The Company’s 2013 earnings per share guidance is inclusive of approximately $20 million of expected 2013 AIT costs.

•	2013 free cash flow conversion ratio is expected to be approximately 65 percent of net earnings, due to a higher level of capital expenditures to support our record backlog.

Free cash flow and free cash flow conversion ratio are presented in this press release; these are non-GAAP financial measures.  For more information see “Reconciliation of Non-GAAP Financial Measures.”

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements.  Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (SEC), which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About B/E Aerospace, Inc.

B/E Aerospace is the world’s leading manufacturer of aircraft cabin interior products and the world’s leading distributor of aerospace fasteners and consumables.  B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets.  B/E Aerospace manufactured products include aircraft cabin seating, lighting systems, oxygen systems, food and beverage preparation and storage equipment, galley systems, and modular lavatory systems.  The Company also provides cabin interior reconfiguration, program management and certification services.  B/E Aerospace sells and supports its products through its own global direct sales and product support organization.  For more information, visit the B/E Aerospace website at www.beaerospace.com.

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012

Revenues	$850.3	$768.1	$1,692.5	$1,515.4
Cost of sales	523.5	474.8	1,046.6	938.6
Selling, general and administrative	117.3	109.8	229.5	217.1
Research, development and engineering	50.8	45.7	104.1	92.1

Operating earnings	158.7	137.8	312.3	267.6

Operating earnings, as percentage
of revenues	18.7%	17.9%	18.5%	17.7%

Interest expense	30.5	33.2	61.1	61.6

Earnings before income taxes	128.2	104.6	251.2	206.0

Income taxes	35.8	33.4	68.9	66.0

Net earnings	$92.4	$71.2	$182.3	$140.0

Net earnings per common share:
Basic	$0.90	$0.70	$1.77	$1.37
Diluted	$0.89	$0.69	$1.76	$1.36

Weighted average common shares:
Basic	103.1	102.0	103.1	102.0
Diluted	103.9	102.6	103.8	102.6

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	June 30,	December 31,
	2013	2012
ASSETS

Current assets:
Cash and cash equivalents	$572.4	$513.7
Accounts receivable	463.8	401.7
Inventories	1,865.6	1,752.9
Deferred income taxes	30.1	42.4
Other current assets	57.8	55.9
Total current assets	2,989.7	2,766.6
Long-term assets	2,355.2	2,339.8
	$5,344.9	$5,106.4

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$813.8	$760.7
Total long-term liabilities	2,182.4	2,166.8
Total stockholders' equity	2,348.7	2,178.9
	$5,344.9	$5,106.4

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In Millions)

	SIX MONTHS ENDED
	June 30,	June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$182.3	$140.0
Adjustments to reconcile net earnings to net cash flows provided by operating activities, net of effects from acquisitions:
Depreciation and amortization	42.5	35.1
Deferred income taxes	18.6	48.3
Non-cash compensation	11.8	12.5
Provision for doubtful accounts	0.9	2.2
Loss on disposal of property and equipment	0.8	0.6
Tax benefits realized from employee stock options
and restricted stock exercised in prior periods	(3.8)	(3.0)
Changes in operating assets and liabilities:
Accounts receivable	(68.7)	(70.6)
Inventories	(124.5)	(121.2)
Other current and non-current assets	(3.9)	(23.3)
Accounts payable and accrued liabilities	73.4	104.3
Net cash provided by operating activities	129.4	124.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(67.8)	(53.4)
Acquisitions, net of cash acquired	(3.5)	(407.1)
Other	-	(0.2)
Net cash used in investing activities	(71.3)	(460.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued	3.3	2.7
Purchase of treasury stock	(0.4)	(0.3)
Tax benefits realized from employee stock options
and restricted stock exercised in prior periods	3.8	3.0
Borrowings on line of credit	-	215.0
Repayments on line of credit	-	(215.0)
Proceeds from long-term debt	-	500.0
Principal payments on long-term debt	(0.3)	(0.3)
Debt origination costs	-	(9.8)
Net cash provided by financing activities	6.4	495.3

Effect of foreign exchange rate changes on cash and cash equivalents	(5.8)	0.6

Net increase in cash and cash equivalents	58.7	160.1
Cash and cash equivalents, beginning of period	513.7	303.5
Cash and cash equivalents, end of period	$572.4	$463.6

B/E AEROSPACE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes “free cash flow,” and “free cash flow conversion ratio,” each of which are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (Exchange Act).

The Company defines “free cash flow” as net cash flows provided by operating activities less capital expenditures.  The Company uses free cash flow to provide investors with an additional perspective on the Company’s cash flow provided by operating activities after taking into account reinvestments.  Free cash flow does not take into account debt service requirements and therefore does not reflect an amount available for discretionary purposes.  The Company defines “free cash flow conversion ratio” as free cash flow expressed as a percentage of the Company’s net earnings.  The Company uses free cash flow conversion ratio to provide investors with a measurement of its ability to convert earnings into free cash flow. These financial measures should not be viewed as a substitute for, or superior to, net cash flows provided by operating activities, the most directly comparable GAAP measure, as a measure of the Company’s liquidity or operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following table that reconciles free cash flow to the most directly comparable GAAP financial measure:

RECONCILIATION OF NET CASH FLOW PROVIDED BY
OPERATING ACTIVITIES TO FREE CASH FLOW
(In Millions)

Three
Months Ended
June 30,
2013
Net cash flow provided by operating activities	$70.2
Capital expenditures	(30.6)
Free cash flow	$39.6